EXHIBIT 4.3

FORM 2105 /MVD-LF611(1/2004)	EVIDENCE OF FRANCHISE

Date:	September 5, 2008

To:			Texas Department of Transportation
Motor Vehicle Division
PO Box 2293
Austin, TX 78768-2293
1-877-366-8887 Fax: 512-416-4893

This is to certify that:

EVCARCO, INC. dba/evcarco.com
Dealer Legal Name and DBA

☐ an individual
☐ a partnership
☒ a corporation
☐ a(n)	of	7703 Sand St
Type of entity		Dealership Physical Address

Fort Worth, TX 76118
City, State, Zip Code

is approved to be a party to a written Franchise Agreement with			ZENN Motor Company Limited
Manufacturer/Distributor Name

authorizing this Dealer to (check one) ☐ service only or ☒ sell and service new motor vehicles designated as the following line-makes & types:

LINE-MAKE (BRAND)			TYPE CODE
ZENN			NV

Type Codes:	AA – Passenger Auto Only BS – Bus FT – Fire Truck MC – Motorcycle MH – Motor Home TR – Towable RV	AB – Ambulance CT – Passenger Auto AND Light Truck HT – Heavy Truck MS – Motor Scooter/Moped NV – Neighborhood Vehicle	AT – ATV EN – Engine LT – Light Truck Only MT – Medium Truck OT – Other

/s/Dennis Hancock
Typed or Printed Name of Authorized Manufacturer’s or Distributor’s Representative

VP- Sales and Marketing
Authorized Signature and Title

Office Address
85 Scarsdale Road, Suite 100 Toronto, ON Canada M3B 2R2

City, State, Zip Code

Note:  This form allows application processing to begin or continue.  Copies of the appropriate pages of a fully-executed sales and service agreement showing all parties to the agreement, their signatures, and line-makes of motor vehicles to be sold/serviced must be sent to our offices as soon as they are received.

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The Texas Department of Transportation maintains the information collected through this form. With few exceptions, you are entitled on request to be informed about the information that we collect about you.  Under Sections 552.021 and 552.023 of the Texas Government Code, you also are entitled to receive and review the information.  Under Section 559.004 of the Government Code, you are also entitled to have us correct information about you that is incorrect.  For inquiries call 512-416/4800.